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188276
188276

                                                      MASTER

                                               AMENDED AND RESTATED


                                                      BY-LAWS


                                                        OF


                                    THE TRUSTS IDENTIFIED ON APPENDIX A HERETO

                                           January 1, 2002, as revised:

                                       June 23, 2004 (Article VI: Section 1)
                                     August 22, 2007 (Article XII: Section 1)


                                              Appendix A, as revised:

                     June 28, 2005 (Addition of MFS Series Trust XII)
              February 21, 2006 (Redesignation of MGS to MFS Series Trust XIII)
            February 27, 2007 (Addition of MFS Series Trust XIV)
 July 24, 2007 (Redesignation of MFS Government Limited Maturity Fund to
                       MFS Series Trust XV)
                 December 18, 2007 (Removal of MFS Closed End Funds)
                 July 31, 2009 (Termination of FRH, NEF, and SVF)
         February 23, 2010 (Addition of MFS Global Bond Fund)



                                               AMENDED AND RESTATED

                                                      BY-LAWS

                                                        OF

                                    THE TRUSTS IDENTIFIED ON APPENDIX A HERETO




                                                     ARTICLE I

                                                    DEFINITIONS

            The terms Commission, Declaration, Distributor, Interested Person, Investment Adviser,
Majority Shareholder Vote, 1940 Act, Shareholder, Shares, Transfer Agent, Trust, Trust Property and
Trustees have the respective  meanings given them in the Amended and Restated
 Declaration of Trust of the Trusts
identified on Appendix A hereto. References to a Trust mean each Trust severally and not jointly. These By-Laws shall be subject to the Declaration for all purposes.



                                                    ARTICLE II

                                                      OFFICES

            SECTION 1. Principal Office. Until changed by the Trustees, the principal office of the Trust in The
Commonwealth of Massachusetts shall be in the City of timeCityBoston, PlaceTypeplaceCounty of PlaceNameSuffolk.


         SECTION 2. Other Offices. The Trust may have offices in such other places without as well as within The
Commonwealth of Massachusetts as the Trustees may from time to time determine.


                                                    ARTICLE III

                                                   SHAREHOLDERS

            SECTION 1. Meetings. Meetings of the Shareholders may be called at any time by a majority of the Trustees. Meetings of the Shareholders for the purpose of considering the emoval of a person serving as Trustee shall be called by the Trustees if they are requested in writing to do so by Shareholders holding in the aggregate Shares representing not less than ten percent (10%) of the votin power of the  outstanding  Shares of
the Trust having voting rights. Any such meeting shall be held within or without The Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate.


            Section 2. Notice of MeetingS. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees in accordance with the Declaration, mailed or sent at least (ten) 10 days and not more than ninety (90) days before the meeting.
Only the business  stated in the notice
of the meeting  shall be  considered  at such  meeting.  Any  adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 90 days after the notice of the meeting was mailed or sent. Notwithstanding the foregoing, if either the President or Clerk of the Trust, or in the absence or unavailability of the President and the Clerk, any officer of the
 Trust,  determines that as a result
of force majeure or an act of God or war, the date,  time or place  designated for a meeting or adjourned  meeting
of Shareholders is not reasonably practicable or available, such officer may, without further notice to Shareholders, designate such other date, time or place for such meeting or adjourned  meeting as such  officer
shall, in his or her sole discretion, determine. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting
by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.


         Section 3. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution  or other  action as a
record date for the determination of the persons to be treated as Shareholders of record for such purpose. The
Trustees  also may  select  the time of day as of which  the  calculations  for determining  how many  votes  each
Shareholder is entitled to pursuant to the Declaration shall be performed.

         Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with
the Clerk,  or with such other  officer or agent of the Trust as the Clerk may direct,  for  verification  prior to
the time at which such vote  shall be taken.  Pursuant  to a vote of a majority of the  Trustees,  proxies  may be
solicited in the name of one or more Trustees or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share (and a proxy shall be valid if executed by any one of them), but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.
 A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. The placing of a Shareholders name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returne by the Shareholder.

         Section 5. QUORUM AND ADJOURNMENT. Except when a larger quorum is required by any provision of law,
Shares  representing a majority of the voting power of the outstanding
Shares entitled to vote shall constitute a quorum at any meeting of Shareholders, except that where any provision of law, the Declaration or these By-laws requires that holders of any series or class shall vote as a series or class, then Shares  representing a majority
(unless a larger quorum is required as specified above) of the voting power of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. In the absence of a quorum, Shareholders entitled to cast votes representing a majority of the voting power of the outstanding Shares entitled to vote present in person or by proxy, or, where any provision of law, the Declaration or these By-laws requires that holders of any series or class shall vote as a series or class, Shareholders entitled to cast votes representing a majority of the voting power of the outstanding Shares of that series or class entitled to vote present in person or by proxy, may adjourn the meeting from time to time until a quorum shall be present. Only Shareholders of record shall be entitled to vote
on any matter.

         Section 6. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a StateplaceMassachusetts business corporation.

         Section 7. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if Shareholders holding Shares representing a majority of the voting power of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the  Declaration  or these  By-Laws
for approval of such matter)  consent to the action in writing and the written consents are filed with the records
of the meetings of  Shareholders.  Such  consent  shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                                    ARTICLE IV

                                                     TRUSTEES

         Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chair of the Trustees or by any one of the
Trustees at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary, or the Clerk or an Assistant Clerk or by the officer, Chair of the Trustees or other Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed or sent by facsimile or other electronic means to each Trustee at his usual or last known business or residence  address,  or  personally
delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the
meeting,  is filed with the records of the meeting,  or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the
purpose  of any  meeting.  Except as  provided  by law the  Trustees  may meet by means of a  telephone  conference
circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

         Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws the act of a majority of the Trustees
present at any such meeting,  at which a quorum is present,  shall be the act of the Trustees.  In the absence of a
quorum,  a majority of the  Trustees  present may  adjourn  the meeting  from time to time until a quorum  shall be
present. Notice of an adjourned meeting need not be given.


                                                     ARTICLE V

                                           COMMITTEES AND ADVISORY BOARD

         Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the  designation of
securities to be delivered  upon  redemption  of Shares of the Trust,  and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership  on such  Committees  to be
determined by the Trustees. The Trustees may designate a Chair of any such Committee. In the absence of such designation a Committee may elect its own Chair.

         Section 2. Meeting, Quorum and Manner of Acting. The Trustees may:

                  (i)      provide for stated meetings of any Committee;

                  (ii) specify the manner of calling and notice required for special meetings of any
                           Committee;

                  (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee  required to
exercise  specified  powers  delegated  to
                           such Committee;

                  (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee
without a meeting; and

                  (v)      authorize  the  members  of a  Committee  to meet
by  means  of a  telephone  conference
                           circuit   or  similar   communications   equipment
   by  means  of  which  all   persons
                           participating in the meeting can hear each other.

         Each Committee shall keep and maintain regular minutes of its meetings and records of decisions taken without a meeting.

         Section 3. Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by resolution provide. Any member of such board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trust. The Advisory Board shall have no legal powers and shall not perform
the  functions  of  Trustees  in any  manner,  such  Advisory  Board  being intended  merely to act in an advisory
capacity.  Such  Advisory  Board shall meet at such times and upon such notice as the  Trustees  may by  resolution
provide.


                                                    ARTICLE VI

                                        OFFICERS AND CHAIR OF THE TRUSTEES

         Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Clerk, who shall be elected by the Trustees. In addition, there shall be an Independent Chief Compliance Officer, who shall be elected or appointed by a majority of the Trustees, including a majority of the  Trustees  who are not
Interested  Persons of the Trust  (Interested  Trustees),  and  otherwise in accordance  with rule 38a-1 (or any
successor  rule) under the 1940 Act, as such rule may be amended  from time to time (Rule  38a-1).  The  Trustees
may elect or appoint such other officers or agents of the Trust as the business of the Trust may require, including one or more Vice Presidents, a Secretary and one or more Assistant
 Secretaries,  one or more Assistant
Treasurers, and one or more Assistant Clerks. The Trustees may delegate to any officer of the Trust or Committee the power to appoint any subordinate officers or agents. In addition, there shall be an office of Chair of the Trustees, which shall serve on behalf of the Trustees, but shall not be an office of the Trust. The office of Chair of the Trustees may be held by more than one person. Any Chair of the Trustees shall be elected by a majority of the Trustees, including a majority of the Independent Trustees.

         Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these  By-Laws,  the Chair of the Trustees,  the  President,  the Treasurer,
 the Clerk and the  Independent  Chief
Compliance Officer shall hold office until his resignation has been accepted by the Trustees or until his respective successor shall have been duly elected and qualified, or in each case until he sooner dies,  resigns,
is removed or becomes  disqualified.  All other  officers  shall hold office at the pleasure of the  Trustees.  Any
two or more  offices may be held by the same  person.  Any officer of the Trust may be, but none need be, a Trustee
or Shareholder. Any Chair of the Trustees shall be an Independent Trustee, shall not be an officer of the Trust and may be, but need not be, a Shareholder.

         Section 3. Removal AND RESIGNATION. The Trustees, at any regular or special meeting of the Trustees, may remove  any  officer  of the Trust with or  without  cause by a vote or consent of a majority of the Trustees, provided that any removal of the Independent Chief Compliance Officer shall also require the vote or consent of a majority of the Independent Trustees and otherwise be in accordance with the provisions of Rule 38a-1. The
Trustees  may at any time  remove  any  Chair of the  Trustees  with or without cause by a vote or  consent  of a
majority of the Trustees, including a majority of the Independent Trustees Any officer or agent appointed by any officer or Committee may be removed with or without cause by suchappointing officer or Committee  (subject to
the provisions of Rule 38a-1 in the case of the Independent  Chief  Compliance
  Officer).  Any officer of the Trust
or Chair of the Trustees may resign at any time by written instrument signed by him and delivered to the Trust.
Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer of the Trust or Chair of the Trustees resigning or removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

         Section  4.  Powers  and  Duties of the Chair OF THE  TRUSTEES.
The powers and duties of the Chair of the Trustees shall include (i) calling meetings of the Trustees when deemed necessary, (ii) setting the agenda for meetings of the Trustees with input from officers of the Trust and, as necessary  or  appropriate,  the Trusts
Investment Adviser and other service providers, (iii) presiding at all meetings of the Trustees, (iv) presiding at all meetings of Shareholders, except that the Chair of the Trustees may appoint the  President  or another
officer of the Trust to preside at such  meetings  in place of the Chair of the
  Trustees,  (v) acting as a liaison
between the Board of Trustees and the Trusts officers, Investment Adviser and other service providers and (vi) exercising such other powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees, provided that the
 Chair of the Trustees  shall have no
individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chair of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trusts Investment Adviser and other service providers,  as deemed
necessary or appropriate. In the absence or disability of the Chair of the Trustees, a majority of the Trustees, including a majority of the Independent Trustees, shall appoint an Independent
  Trustee to perform the duties and
exercise the powers of the Chair of the Trustees, provided that, unless and until such appointment is made, all of the Independent Trustees shall collectively perform such duties and exercis such powers.

         Section 5. Powers and Duties of the President. Subject to the control of the Trustees, the Chair of the Trustees and any Committees of the Trustees, the President shall at all times exercise a general  supervision and
direction over the affairs of the Trust, including the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall be the chief executive officer of the Trust. The President shall have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall perform such other duties as may be assigned to him from time to time by the Trustees or the Chair of the Trustees.

         Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice
President  or, if there be more than one Vice  President,  any Vice  President designated  by the  Trustees  shall
perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

         Section 7. Powers and Duties of the TreasureR. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be  assigned  to him by the
Trustees.  The Treasurer  shall give a bond for the faithful  discharge of his duties,  if required to do so by the
Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 8. Powers and Duties of the Clerk. The Clerk shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer
Agent. He or the Secretary, if any, shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Clerk and such other duties as from time to time may be assigned to him by the Trustees.

         Section 9. Powers and Duties of The Secretary. The Secretary, if any, shall keep the minutes of all meetings of the Trustees. He shall perform such other duties and have such other powers in addition to those specified in these By-Laws as the Trustees shall from time to time designate. If there be no Secretary or Assistant Secretary, the Clerk shall perform the duties of Secretary.

         Section 10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful  discharge of his
duties,  if required to do so by the Trustees,  in such sum and with such surety or sureties as the Trustees shall require.

         Section 11. Powers and Duties of Assistant Clerks. In the absence or disability of the Clerk, any Assistant Clerk designated by the Trustees shall perform all the duties, and may exercise any of the powers,  of
the Clerk. The Assistant Clerks shall perform such other duties as from time to time may be assigned to them by the Trustees.

         Section 12. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

         Section 13. Powers and Duties of THE INDEPENDENT CHIEF COMPLIANCE OFFICER. The PersonNameIndependent
Chief titleCompliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust in accordance with Rule 38a-1, and shall perform such other duties and have such other responsibilities as from time to time may be assigned to him by the Trustees
  The  PersonNameIndependent  Chief
titleCompliance  Officer  shall report  directly to the Trustees or a Committee of the Trustees in carrying out his
functions.

         Section 14. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable law or provision of the Declaration, the compensation of the officers of the Trust and  Trustees
(including the Chair of the Trustees) and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees, provided that any compensation of the Independent Chief Compliance Officer shall be approved by a majority of the Trustees, including a majority of the Independent Trustees.
 No officer shall be prevented  from
receiving such compensation as such officer by reason of the fact that he is also a Trustee.


                                                    ARTICLE VII

                                                    FISCAL YEAR

         The fiscal year of the Trust shall be as specified on Appendix A hereto, provided, however, that the
Trustees may from time to time change the fiscal year of the Trust or any series.


                                                   ARTICLE VIII

                                                       SEAL

         The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the
Trustees may from time to time prescribe.


                                                    ARTICLE IX

                                                 WAIVERS OF NOTICE

         Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in  writing,  signed by the person or persons  entitled  to such  notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have  been  telegraphed,  cabled or
wirelessed or sent by facsimile or other electronic means for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed or when a confirmation of such facsimile having been sent, or a confirmation
that such electronic means has sent the notice being transmitted, is generated. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed or when sent by facsimile or other electronic means.


                                                     ARTICLE X

                                     timeCityplaceSALE OF SHARES OF THE TRUST

         The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property. The Shares, including additional Shares which may hav been  repurchased  by the Trust (herein
sometimes referred to as "treasury shares"), may not be sold at a price less than the net asset value thereof (as defined in Article XI hereof) determined by or on behalf of the Trustees next after the sale is made or at some later time after such sale.

         No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment  therefor) during
any period when the determination of net asset value is suspended. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets valued at not more than market value thereof in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the  market  value,
provided  that such assets are of the  character  in which the  Trustees  are permitted to invest the funds of the
Trust.

                                                    ARTICLE XI

                                             NET ASSET VALUE OF SHARES

         The term net asset value per Share of any class or series of Shares shall mean: (i) the value of all assets of that series or class; (ii) less total liabilities of such series or class; (iii) divided by the number of Shares of such series or class outstanding, in each case at the time of such determination, all as determine by or under the direction of the Trustees. Such value shall be determined on such days and at such time as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by or pursuant to the direction of the Trustees or a Committee thereof, provided, however, that the Trustees, without shareholder approval, may alter the method of appraising
portfolio  securities  insofar as permitted  under the 1940 Act,  including use of the amortized  cost method.  The
Trustees  may  delegate  any powers  and duties  under this  Article  XI with respect to  appraisal  of assets and
liabilities. At any time the Trustees may cause the value per share last determined to be determined again in a similar manner and may fix the time when such predetermined value shall become effective. Determinations of net asset value made by the Trustees or their delegates in good faith shall be binding on all parties concerned.


                                                    ARTICLE XII

                                            DIVIDENDS AND DISTRIBUTIONS

         Section 1. Limitations on Distributions. The total of distributions to Shareholders of a particular series or class paid in respect of any one fiscal year, subject to the exceptions noted below, shall, when and as declared by the Trustees, be approximately equal to the sum of:

                   (i)the net income, exclusive of the profits or losses realized upon the sale of securities or other property,  of such series or
class for such fiscal year,  determined
                           in accordance with generally accepted  accounting
 principles (which, if the Trustees so
                           determine,  may be adjusted  for net amounts
included as such accrued net income in the
                           price of Shares of such series or class  issued or
repurchased),  but if the net income
                           of such series or class exceeds the amount
distributed  by less than one cent per share
                           outstanding  at the record date for the final
dividend,  the excess shall be treated as
                           distributable income of such series or class for

    (ii)in the discretion of the Trustees, an additional amount which shall not substantially exceed the excess of profits over losses on sales of securities or
other  property  allocated or belonging
                           to such series or class for such fiscal year; and

   (iii)In discretion of the Trustees, an additional amount from other Trust assets.

The decision of the Trustees as to what, in accordance with generally  accepted accounting  principles,  is income
and what is principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what  against  income shall be
final, all subject to any applicable provisions of the 1940 Act. For the purposes of the limitation imposed by this Section 1, Shares issued pursuant to Section 2 of this Article XII shall be valued at the amount of cash which the Shareholders would have received if they had elected to receive cash in lieu of such Shares.

         Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes. Any payment made to Shareholders pursuant to clause (ii) and/or clause (iii) of this Section 1 shall be accompanied by a written statement showing the source or sources of such payment, and the basis of computation thereof.


         Section 2. Distributions Payable in Cash or Shares. The Trustees shall have power, to the fullest extent permitted by the laws of The Commonwealth of Massachusetts  but subject to the limitation as to cash  distributions
imposed  by  Section  1 of this  Article  XII,  at any time or from  time to time to  declare  and cause to be paid
distributions  payable at the  election of any  Shareholder  of any series or class  (whether  exercised  before or
after the declaration of the distribution) either in cash or in Shares of such series, provided that the sum of:

                  (i) the cash distribution actually paid to any Shareholder, and

                  (ii) the net asset value of the Shares which that Shareholder elects to receive, in effect at such time at or after the  election as the
 Trustees  may  specify,  shall not exceed
                           the full  amount of cash to which that  Shareholder
  would be  entitled if he elected to
                           receive only cash.

In the case of a  distribution  payable  in cash or Shares at the  election of a  Shareholder,  the  Trustees  may
prescribe  whether a  Shareholder,  failing to  express  his  election  before a given time shall be deemed to have
elected to take  Shares  rather  than  cash,  or to take cash  rather  then
 Shares,  or to take  Shares  with cash
adjustment of fractions.

         The Trustees, in their sole discretion, may cause the Trust to require that all distributions payable to a shareholder in amounts less than such amount or amounts determined from time to time by the Trustees be reinvested in additional shares of the Trust rather than paid in cash, unless a shareholder who, after notification that his distributions will be reinvested in additional shares in accordance with the preceding phrase, elects to receive such distributions in cash. Where a shareholder has elected to receive  distributions in
cash and the postal or other delivery service is unable to deliver checks to the shareholders address of record, the Trustees, in their sole discretion, may cause the Trust to require that such Shareholders distribution option be converted to having all distributions reinvested in additional shares.

         Section 3. Stock Dividends. Anything in these By-Laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of any series or class a stock dividend out of either authorized but unissued Shares of such series or class or treasury Shares of such series or class or both.


                                                   ARTICLE XIII

                                                    AMENDMENTS

         These By-Laws, or any of them, may be altered, amended, repealed or restated, or new By-Laws may be adopted, at any time by the Trustees. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees.



 Master Amended and Restated By-Laws, January 1, 2002, as revised August 22,
2007


                             APPENDIX A

          Revised:  February 23, 2010


                             Trust
   Fiscal Year End


MFS Series Trust I                                               8/31

MFS Series Trust II                                              11/30

MFS Series Trust III                                             1/31

MFS Series Trust IV                                              8/31

MFS Series Trust V                                               9/30

MFS Series Trust VI                                              10/31

MFS Series Trust VII                                             11/30

MFS Series Trust VIII                                            10/31

MFS Series Trust IX                                              4/30*
                                                                 10/31**

MFS Series Trust X                                               5/31***
                                                                 7/31****

MFS Series Trust XI                                              9/30

MFS Series Trust XII                                             4/30*****
                                                                 10/31******

MFS Series Trust XIII                                            2/28

MFS Series Trust XIV                                             8/31

MFS Series Trust XV                                              10/31

MFS Municipal Series Trust                                       3/31

MFS Institutional Trust                                          6/30

MFS Variable Insurance Trust                                     12/31

StateplaceMassachusetts Investors Trust                          12/31

MFS Growth Opportunities Fund                                    12/31

placeStateMassachusetts Investors Growth Stock Fund              11/30

MFS Intermediate Income Trust                                    10/31

MFS Municipal Income Trust                                       10/31

MFS Multimarket Income Trust                                     10/31

MFS Special Value Trust                                          10/31

MFS placeStateCalifornia Insured Municipal Fund                  11/30

MFS Charter Income Trust                                         11/30

MFS Government Markets Income Trust                              11/30

MFS High Income Muncipal Trust                                   11/30

MFS High Yield Municipal Trust                                   11/30

MFS InterMarket Income Trust I                                   11/30

MFS Intermediate High Income Fund                                11/30

MFS Investment Grade Municipal Trust                             11/30
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   * The fiscal year end is 4/30 for the following series of MFS Series
TrustIX:  MFS Bond Fund, MFS Limited

 Maturity Fund, MFS Municipal Limited Maturity Fund, MFS Research Bond Fund, and MFS Research Bond Fund J.


  ** The fiscal year end is 10/31 for the following series of MFS Series Trust
IX:  MFS Inflation-Adjusted Bond Fund

     *** The fiscal year end is 5/31 for the following series of MFS Series Trust X: MFS Aggressive Growth Allocation

  Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Equity Fund, MFS Global Bond Fund, MFS Growth

  Allocation Fund, MFS International Diversification Fund, MFS International Growth Fund, MFS International Value

   Fund, and MFS Moderate Allocation Fund.


 **** The fiscal year end is 7/31 for the following series of MFS Series Trust
 X:  MFS Emerging Markets Debt Fund.


  ***** The fiscal year end is 4/30 for the following series of MFS Series Trust XII: MFS Lifetime Retirement
Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund, and MFS Lifetime 2040 Fund.

****** The fiscal year end is 10/31 for the following series of MFS Series
 Trust XII:  MFS Sector Rotational Fund.